Exhibit 99.1

LINN ENERGY ANNOUNCES RECORD RESULTS IN SECOND QUARTER 2008

Houston, Texas, August 7, 2008 – Linn Energy, LLC (NASDAQ: LINE) announced today financial and operating results for the three and six months ended June 30, 2008 and its outlook for the remainder of the year.  The Company highlights the following:

•	Record average production of 223.6 million cubic feet of natural gas equivalent per day (MMcfe/d) compared to mid-point guidance of 220.0 MMcfe/d;

•	Lease operating expense of $1.44 per thousand cubic feet of natural gas equivalent (Mcfe) compared to guidance of $1.45 per Mcfe;

•	Record adjusted EBITDA of $162.1 million compared to guidance of $136.0 million;

•	Record distribution coverage ratio of 1.57x compared to guidance of 1.23x;

•	Increased projected distribution coverage ratio of 1.27x for 2008 compared to guidance of 1.18x;

•	Commodity hedge restructuring; and

•
Completed $256 million senior notes offering, sale of Appalachian Basin assets for a contract price of $600 million and announced the sale of the Verden assets for a contract price of $185 million, which provide increased financial flexibility.

“Second quarter 2008 proved to be another record setting quarter for Linn Energy,” said Michael C. Linn, Chairman and Chief Executive Officer.  “The Company posted the highest production rates, adjusted EBITDA and distributable cash flow in its history.  In addition to our strong quarterly results, we have taken several steps to continue to improve our balance sheet.  With our recent bond offering, sale of Appalachian Basin assets and the pending sale of the Verden assets, we will have significantly strengthened our financial flexibility to pursue growth through continued successful drilling and acquisitions.”

Second Quarter 2008 Results (Comparative Results for First Quarter 2008 Reflect Continuing Operations)

During the second quarter 2008, Linn Energy generated adjusted EBITDA (a non-GAAP financial measure) of $162.1 million compared to $127.3 million for the first quarter 2008.  The Company’s distribution coverage ratio was 1.57x for the quarter, compared to guidance of 1.23x.  Adjusted EBITDA is the primary measure used by Company management to evaluate cash flow and the Company’s ability to sustain or increase distributions.  A reconciliation of adjusted EBITDA to net income is provided in this release (see Schedule 1).  The most significant reconciling items between net income to adjusted EBITDA are interest expense and non-cash items including the change in fair value of derivatives and depreciation, depletion and amortization.

Average production was 223.6 MMcfe/d for the second quarter 2008, compared to 195.6 MMcfe/d for the first quarter 2008.  The increase in production volumes was primarily attributable to acquisition and drilling activities.  Realized prices per barrel (Bbl) for oil and NGL production were $81.10 and $70.55, respectively, for the second quarter 2008, compared to $74.98 and $65.84 per Bbl for the first quarter 2008.  Realized prices for natural gas were $9.92 per thousand cubic feet (Mcf) for the second quarter 2008, compared to $8.22 per Mcf for the first quarter 2008.  Lease operating expense was $1.44 per Mcfe for the second quarter 2008, compared to mid-point guidance of $1.45 per Mcfe.

Oil, natural gas and NGL revenues were $255.6 million for the second quarter 2008, compared to $175.9 million for the first quarter 2008.  The increase in oil, natural gas and NGL revenues was primarily attributable to acquisition and drilling activities and higher realized commodity prices.

The Company utilizes commodity and interest rate hedging to capture cash flow margin and reduce cash flow volatility.  Due to the significant increase in commodity prices during the second quarter, the Company reported a loss on derivatives from oil and gas hedges of approximately $870.8 million for the quarter, including $773.4 million of non-cash change in fair value of hedge positions covering anticipated future production through 2014.  In addition to the loss on oil and gas derivatives, the Company also reported a non-cash gain on interest rate hedges of $35.8 million during the second quarter 2008.  Non-cash losses or gains do not affect adjusted EBITDA, cash flow from operations or the Company’s ability to pay its cash distributions.

For the second quarter 2008, the Company reported a net loss from continuing operations of $725.4 million, or $6.35 per unit, which includes a non-cash loss of $773.4 million, or $6.76 per unit, from the change in fair value of commodity hedges covering future production, a non-cash gain of $35.8 million, or $0.31 per unit, on interest rate hedges and a realized loss of $68.2 million, or $0.60 per unit, from hedge cancellations.  Excluding these items, adjusted net income from continuing operations for the second quarter 2008 would have been $80.4 million, or $0.70 per unit.  Adjusted net income from continuing operations is a non-GAAP financial measure and a reconciliation of adjusted net income from continuing operations to net income from continuing operations is provided in this release (see Schedule 2).  Adjusted net income is presented because the excluded items affect the comparability of operating results from period to period.

Operational Update

In the Mid-Continent region, during the second quarter 2008 the Company operated a total of 10 drilling rigs and completed 49 wells with a 100% success rate.  In the Texas Panhandle Granite Wash area of the Mid-Continent region, five rigs drilled 10 wells during the quarter, and for the first six months the Company completed 21 wells.  In the Frye Ranch and Stiles Ranch areas of the Texas Panhandle, 11 wells were completed with initial production rates that averaged 2.8 MMcfe/d during the first six months of 2008.  In the Buffalo Wallow and Dyco areas, nine wells were completed during the first half of 2008 with initial production rates that averaged 2.0 MMcfe/d.  The Company anticipates drilling 26 wells in the Texas Panhandle Granite Wash area during the remainder of 2008.  Drilling continues to progress in the Twin Channel joint venture area, where the Company has elected to participate in 20 wells to date with funds provided by its partner.  Average initial production for the first 10 wells that have been completed has been approximately 2.2 MMcfe/d.  The Company’s Granite Wash drilling program results continue to exceed expectations.

In the shallow Texas Panhandle Brown Dolomite formation of the Mid-Continent region, the Company operated four rigs and drilled 34 wells during the quarter, and for the first six months 78 wells were completed with a 100% success rate.  The Company plans to drill approximately 22 additional wells in this region during the remainder of 2008.

In the Naval Reserve Unit, the Company has completed 35 water flood reactivation projects that returned non-producing and injector wells back to active service resulting in a production increase of approximately 100 barrels of oil per day.  During the first six months of 2008, the Company drilled 16 wells in the Osage Hominy Unit to the Okesa formation and eight wells are currently being completed.  The Company is also permitting 15 wells to begin development of the Chat formation in Osage County, Oklahoma.

Sale of Appalachian Basin and Verden Assets

On July 1, 2008, the Company completed the sale of its interests in oil and gas properties located in the Appalachian Basin to XTO Energy, Inc. for a contract price of $600 million, subject to closing adjustments.  The Company used net proceeds from the sale to reduce indebtedness.  The assets include approximately 197 Bcfe of proved reserves at December 31, 2007, with production of approximately 25 MMcfe/d.

In addition, on June 3, 2008, the Company entered into an agreement to sell certain of its assets in the Verden area in Oklahoma to Laredo Petroleum, Inc. for a contract price of $185 million, subject to closing adjustments.  The Company plans to use net proceeds from the sale to reduce indebtedness.  The Verden assets include approximately 50,000 net acres and 45 Bcfe of proved reserves at December 31, 2007, with production of approximately 12 MMcfe/d.

Cash Distributions

In July 2008, the Company’s Board of Directors declared a quarterly cash distribution of $0.63 per unit, or $2.52 per unit on an annualized basis, with respect to the second quarter 2008.  The distribution will be paid on August 14, 2008 to unitholders of record as of the close of business on August 7, 2008.

Hedge Restructuring Update

In the third quarter 2008, the Company made several changes to its commodity derivative portfolio, comprised of the following:

Oil Swap Restructuring

The Company took advantage of the relative strength of crude oil prices in 2013 and 2014 by reallocating swap value from those years and canceling in-the-money collars to raise swap prices in years 2009 through 2012, as detailed in the table below.

	Year 2009	Year 2010	Year 2011	Year 2012	Year 2013	Year 2014
Fixed Price Oil Swaps:
Before Restructuring:
Hedged Volume (MBbls)	2,437	2,150	2,073	2,025	900	—
Average Price ($/Bbl)	$78.07	$78.28	$79.65	$77.65	$72.22	$—
After Restructuring:
Hedged Volume (MBbls)	2,437	2,150	2,073	2,025	2,275	2,200
Average Price ($/Bbl)	$90.00	$90.00	$84.22	$84.22	$84.22	$84.22

	Year 2013	Year 2014
Oil Collars:
Before Restructuring:
Hedged Volume (MBbls)	1,375	2,200
Average Floor Price ($/Bbl)	$110.00	$110.00
Average Ceiling Price ($/Bbl)	$152.00	$152.00
After Restructuring:
Hedged Volume (MBbls)	—	—
Average Floor Price ($/Bbl)	$—	$—
Average Ceiling Price ($/Bbl)	$—	$—

Oil Put Strike Increase

The Company also took advantage of the increase in crude oil prices by locking in these gains in the form of put strike increases.  The Company increased the weighted average put strike price from $72.13 to $120.00 per barrel in 2009 and from $70.56 to $110.00 per barrel in 2010 for a total cost of $60.6 million.

Use of Non-GAAP Measures

Adjusted EBITDA from continuing operations and adjusted net income from continuing operations are non-GAAP financial measures that are reconciled to their most comparable GAAP financial measures in Schedules 1 and 2 in this press release.

Conference Call

As previously announced, management will host a teleconference call on August 7, 2008 at 10:00 AM Central/11:00 AM Eastern to discuss the Company’s second quarter 2008 results and its outlook for the remainder of the year.  Prepared remarks by senior management will be followed by a question and answer period.

Investors and analysts are invited to participate in the call by phone at (800) 901-5231 (Passcode: 57706655) or via the internet at www.linnenergy.com.  A replay of the call will be available on the Company's website or by phone at (888) 286-8010 (Passcode: 87384202) for a seven-day period following the call.

ABOUT LINN ENERGY

Linn Energy is an independent oil and gas company focused on the development and acquisition of long life properties which complement its asset profile in producing basins within the United States.  More information about Linn Energy is available on the internet at www.linnenergy.com.

CONTACTS:       Kolja Rockov
Executive Vice President and CFO
281-840-4169

Clay Jeansonne
Vice President – Investor Relations
281-840-4193

This press release includes “forward-looking statements.”  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to forward-looking statements about acquisitions and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to the Company’s financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.  See “Risk Factors” in the Company’s Annual Report filed on Form 10-K and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

The financial summary follows; all amounts within are unaudited.

Schedule 1
Linn Energy, LLC
Explanation and Reconciliation of Adjusted EBITDA

Adjusted EBITDA

This press release includes the non-generally accepted accounting principle (“non-GAAP”) financial measure of adjusted EBITDA.  The accompanying schedules provide reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”).  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income or any other GAAP measure of liquidity or financial performance.

The Company defines adjusted EBITDA as net income (loss) from continuing operations plus the following adjustments:

•	Net operating cash flow from acquisitions and divestitures, effective date through closing date;
•	Interest expense;
•	Depreciation, depletion and amortization;
•	Write-off of deferred financing fees and other;
•	(Gain) loss on sale of assets;
•	Accretion of asset retirement obligation;
•	Unrealized (gain) loss on commodity derivatives;
•	Unrealized (gain) loss on interest rate derivatives;
•	Realized loss on canceled derivatives;
•	Unit-based compensation and warrant expenses;
•	Data license expenses; and
•	Income tax (benefit) provision.

Adjusted EBITDA is a significant non-GAAP performance metric used by Company management to indicate (prior to the establishment of any reserves by its Board of Directors) the cash distributions the Company expects to pay unitholders.  Specifically, this financial measure indicates to investors whether or not the Company is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates.  Adjusted EBITDA is also a quantitative metric used throughout the investment community with respect to publicly-traded partnerships and limited liability companies.

Schedule 1
Linn Energy, LLC
Explanation and Reconciliation of Adjusted EBITDA - Continued

The following presents a reconciliation of consolidated net loss from continuing operations to adjusted EBITDA:

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
	(in thousands)

Net loss from continuing operations	$(725,381)	$(258,959)	$(17,064)	$(984,340)	$(85,485)
Plus:
Net operating cash flow from acquisitions, effective date through closing date (1)	346	8,321	1,923	8,667	4,693
Interest expense, cash	24,054	23,354	4,659	47,408	8,416
Interest expense, noncash	(722)	1,939	(38)	1,217	174
Depreciation, depletion and amortization	50,402	44,081	6,736	94,483	12,470
Write-off of deferred financing fees and other	3,377	—	(255)	3,377	549
(Gain) loss on sale of assets	(4)	—	60	(4)	(885)
Accretion of asset retirement obligation	484	402	160	886	206
Unrealized loss on commodity derivatives	773,397	253,547	24,887	1,037,382	94,401
Reclassification of derivative settlements (2)	—	10,438	(980)	—	(2,360)
Unrealized (gain) loss on interest rate derivatives	(35,825)	37,952	(274)	2,127	(115)
Realized loss on canceled derivatives (3)	68,197	—	—	68,197	—
Unit-based compensation and warrant expenses	3,874	3,611	3,851	7,485	7,503
Data license expenses	47	2,428	—	2,475	—
Income tax (benefit) provision (4)	(164)	209	179	45	4,030
Adjusted EBITDA from continuing operations	$162,082	$127,323	$23,844	$289,405	$43,597

Adjusted EBITDA from discontinued operations	$863	$13,718	$11,760	$14,581	$24,251

(1)	Includes net operating cash flow from acquisitions through the date of this report.

(2)
During the second quarter 2008, the Company revised its classification of realized and unrealized gains (losses) on gas derivative contracts in order to match realized gains (losses) with the related production.  All prior periods amounts have been reclassified to conform to current period presentation.  This reclassification had no effect on the Company’s reported net income.

(3)
During the three and six months ended June 30, 2008, the Company canceled (before the contract settlement date) hedge contracts on estimated future gas production primarily associated with properties in the Appalachian Basin resulting in a realized loss of approximately $68.2 million.

(4)
The Company’s taxable subsidiaries generated net operating losses for the year ended December 31, 2006.  Management has subsequently recovered expenses through an intercompany charge for services from Linn Operating, Inc. to Linn Energy which resulted in a corresponding tax expense in the three and six months ended June 30, 2007.

Schedule 2
Linn Energy, LLC
Explanation and Reconciliation of Adjusted Net Income

Adjusted Net Income from Continuing Operations

Adjusted net income from continuing operations is a non-GAAP performance measure used by Company management to evaluate its operational performance from oil and gas properties, prior to derivative gains and losses.  The following presents a reconciliation of consolidated net loss from continuing operations to adjusted net income from continuing operations:

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
	(in thousands, except per unit amounts)

Net loss from continuing operations	$(725,381)	$(258,959)	$(17,064)	$(984,340)	$(85,485)
Plus:
Unrealized loss on commodity derivatives	773,397	253,547	24,887	1,037,382	94,401
Reclassification of derivative settlements	—	10,438	(980)	—	(2,360)
Unrealized (gain) loss on interest rate derivatives	(35,825)	37,952	(274)	2,127	(115)
Realized loss on canceled derivatives	68,197	—	—	68,197	—
Adjusted net income from continuing operations	$80,388	$42,978	$6,569	$123,366	$6,441

Net loss from continuing operations per unit – basic	$(6.35)	$(2.28)	$(0.29)	$(8.63)	$(1.63)
Plus, per unit:
Unrealized loss on commodity derivatives	6.76	2.24	0.42	9.09	1.80
Reclassification of derivative settlements	—	0.09	(0.02)	—	(0.05)
Unrealized (gain) loss on interest rate derivatives	(0.31)	0.33	—	0.02	—
Realized loss on canceled derivatives	0.60	—	—	0.60	—
Adjusted net income from continuing operations per unit – basic	$0.70	$0.38	$0.11	$1.08	$0.12

Schedule 3
Linn Energy, LLC
Consolidated Statements of Operations

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
	(in thousands, except per unit amounts)
Revenues:
Oil, gas and natural gas liquid sales	$255,586	$175,872	$32,495	$431,458	$56,062
Loss on oil and gas derivatives	(870,804)	(268,794)	(17,707)	(1,139,598)	(78,148)
Natural gas marketing revenues	3,593	2,816	2,740	6,409	4,661
Other revenues	642	479	487	1,121	1,132
	(610,983)	(89,627)	18,015	(700,610)	(16,293)
Expenses:
Operating expenses	46,641	36,121	9,743	82,762	17,609
Natural gas marketing expenses	3,260	2,417	2,323	5,677	3,975
General and administrative expenses	18,171	19,227	11,887	37,398	22,193
Data license expenses	47	2,428	—	2,475	—
Depreciation, depletion and amortization	50,402	44,081	6,736	94,483	12,470
	118,521	104,274	30,689	222,795	56,247
	(729,504)	(193,901)	(12,674)	(923,405)	(72,540)
Other income and (expenses):
Interest expense, net of amounts capitalized	(23,332)	(25,293)	(4,621)	(48,625)	(8,590)
Gain (loss) on interest rate swaps	31,604	(39,393)	274	(7,789)	197
Other, net	(4,313)	(163)	136	(4,476)	(522)
	3,959	(64,849)	(4,211)	(60,890)	(8,915)
Loss from continuing operations before income taxes	(725,545)	(258,750)	(16,885)	(984,295)	(81,455)
Income tax benefit (provision)	164	(209)	(179)	(45)	(4,030)
Loss from continuing operations	(725,381)	(258,959)	(17,064)	(984,340)	(85,485)
Income (loss) from discontinued operations, net of taxes	13,239	(400)	(62)	12,839	512
Net loss	$(712,142)	$(259,359)	$(17,126)	$(971,501)	$(84,973)

Net income (loss) per unit:
Loss from continuing operations – basic	$(6.35)	$(2.28)	$(0.29)	$(8.63)	$(1.63)
Loss from continuing operations – diluted	$(6.35)	$(2.28)	$(0.29)	$(8.63)	$(1.63)

Income (loss) from discontinued operations, net of taxes – basic	$0.12	$—	$—	$0.11	$0.01
Income (loss) from discontinued operations, net of taxes – diluted	$0.12	$—	$—	$0.11	$0.01

Net loss – basic	$(6.23)	$(2.28)	$(0.29)	$(8.52)	$(1.62)
Net loss – diluted	$(6.23)	$(2.28)	$(0.29)	$(8.52)	$(1.62)

Weighted average units outstanding:
Units – basic	114,252	113,757	59,293	114,005	52,413
Units – diluted	114,252	113,757	59,293	114,005	52,413

Distributions declared per unit	$0.63	$0.63	$0.52	$1.26	$1.04

Schedule 4
Linn Energy, LLC
Operating Statistics – Continuing Operations

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Average daily production – continuing operations:
Gas (MMcf/d)	130.6	122.4	16.4	126.1	15.2
Oil (MBbls/d)	9.3	7.8	2.7	8.6	2.5
NGL (MBbls/d)	6.2	4.4	2.2	5.3	1.8
Total (MMcfe/d)	223.6	195.6	45.8	209.5	41.0

Average daily production – discontinued operations:
Total (MMcfe/d)	24.0	24.8	22.8	24.4	23.4

Weighted average prices (hedged): (1)
Gas (Mcf)	$9.92	$8.22	$8.89	$9.10	$9.13
Oil (Bbl)	$81.10	$74.98	$60.71	$78.37	$60.29
NGL (Bbl)	$70.55	$65.84	$52.63	$68.60	$53.81

Weighted average prices (unhedged): (2)
Gas (Mcf)	$9.96	$7.66	$6.16	$8.85	$6.33
Oil (Bbl)	$114.99	$90.45	$52.99	$103.88	$49.24
NGL (Bbl)	$70.55	$65.84	$51.42	$68.60	$50.08

Representative NYMEX oil and gas prices:
Gas (MMBtu)	$10.94	$8.03	$7.55	$9.49	$7.16
Oil (Bbl)	$123.98	$97.90	$65.03	$110.94	$61.65

Costs per Mcfe of production:
Operating expenses:
Lease operating and other	$1.44	$1.31	$1.72	$1.38	$1.79
Production and ad valorem taxes	$0.85	$0.72	$0.62	$0.79	$0.58
General and administrative expenses (3)	$0.89	$1.08	$2.85	$0.98	$2.99
Depreciation, depletion and amortization	$2.48	$2.48	$1.62	$2.48	$1.68

(1)
Includes the effect of realized gains (losses) of $(29.2) million, $(4.8) million and $6.2 million on derivatives for the three months ended June 30, 2008, March 31, 2008 and June 30, 2007, respectively.  Includes the effect of realized gains (losses) of $(34.0) million and $13.9 million on derivatives for the six months ended June 30, 2008 and 2007, respectively.  During the three and six months ended June 30, 2008, the Company canceled (before the contract settlement date) derivative contracts on estimated future gas production primarily associated with properties in the Appalachian Basin resulting in a realized loss of approximately $68.2 million.  The realized losses for the three and six months ended June 30, 2008 noted above exclude this loss.

(2)	Does not include the effect of realized gains (losses) on derivatives.

(3)
The measure for the three months ended June 30, 2008, March 31, 2008 and June 30, 2007 includes approximately $3.8 million, $3.6 million and $3.9 million, respectively, of non-cash unit-based compensation and unit warrant expenses.  Excluding these amounts, general and administrative expenses for the three months ended June 30, 2008, March 31, 2008 and June 30, 2007 were $0.70 per Mcfe, $0.88 per Mcfe and $1.93 per Mcfe, respectively.  The measure for the six months ended June 30, 2008 and 2007 includes approximately $7.4 million and $7.5 million, respectively, of non-cash unit-based compensation and unit warrant expenses.  Excluding these amounts, general and administrative expenses for the six months ended June 30, 2008 and 2007 were $0.79 per Mcfe and $1.98 per Mcfe, respectively.  This is a non-GAAP measure used by Company management to analyze its performance.

Schedule 5
Linn Energy, LLC
Selected Balance Sheet Data

	June 30, 2008	December 31, 2007
	(in thousands)
Assets
Total current assets	$296,148	$183,159
Oil and gas properties and related equipment, net	3,615,908	3,491,476
Property and equipment, net	17,811	32,024
Other assets	87,088	101,044
Noncurrent assets held for sale	557,472	—
Total assets	$4,574,427	$3,807,703

Liabilities and Unitholders’ Capital
Total current liabilities	$626,441	$242,727
Credit facility	1,826,000	1,443,000
Term loan	156,398	—
Senior notes, net	250,000	—
Other noncurrent liabilities	767,490	95,335
Noncurrent liabilities held for sale	8,020	—
Total liabilities	3,634,349	1,781,062
Unitholders’ capital	940,078	2,026,641
Total liabilities and unitholders’ capital	$4,574,427	$3,807,703

Schedule 6
Linn Energy, LLC
Selected Cash Flow Data

	Six Months Ended June 30,
	2008	2007
	(in thousands)

Net cash provided by (used in) operating activities (1) (2)	$60,583	$(19,387)
Net cash used in investing activities	(672,883)	(587,334)
Net cash provided by financing activities	620,471	601,084
Net increase (decrease) in cash	8,171	(5,637)

Cash and cash equivalents:
Beginning	1,441	6,595
Ending	$9,612	$958

(1)	The six months ended June 30, 2008 and 2007 includes premiums paid for derivatives of approximately $1.3 million and $53.0 million, respectively.

(2)
The six months ended June 30, 2008 includes a realized loss of approximately $68.2 million associated with the Company’s cancellation (before the contract settlement date) of derivative contracts on estimated future gas production primarily associated with properties in the Appalachian Basin.

Schedule 7
Linn Energy, LLC
Guidance Table (Continuing Operations)

	Q3 2008E			Q4 2008E			FY 2008E (1)
Net Production and Other Revenues:
Gas (MMcf/d)	137	-	142	136	-	142	131	-	135
Oil (Bbls/d)	9,190	-	9,530	9,360	-	9,790	8,920	-	9,110
NGL (Bbls/d)	3,930	-	4,080	4,320	-	4,520	4,680	-	4,780
Total (MMcfe/d)	216	-	224	218	-	228	213	-	218

Other revenues, net (in thousands) (2)	$750	-	$1,000	$750	-	$1,000	$3,000	-	$4,000

Costs (in thousands):
LOE and other (3)	$27,250	-	$31,250	$28,000	-	$32,000	$110,000	-	$114,000
Production and ad valorem taxes	16,500	-	18,500	15,500	-	17,500	62,000	-	66,000
Total operating expenses	$43,750	-	$49,750	$43,500	-	$49,500	$172,000	-	$180,000

General and administrative expenses – non-GAAP (4)	$14,000	-	$16,000	$15,000	-	$17,000	$59,000	-	$63,000

Depreciation, depletion and amortization	$52,000	-	$54,000	$52,500	-	$55,000	$199,000	-	$203,000

Costs per Mcfe (Mid-Point):
LOE and other (3)	$1.45		$1.46		$1.42
Production and ad valorem taxes	0.87		0.80		0.81
Total operating expenses	$2.32		$2.26		$2.23

General and administrative expenses – non-GAAP (4)	$0.74		$0.78		$0.77

Depreciation, depletion and amortization	$2.62		$2.62		$2.55

Targets (Mid-Point) (in thousands):
Adjusted EBITDA (5)	$131,500		$136,500		$557,500
Interest expense, cash (6)	(24,500)		(24,500)		(96,500)
Maintenance capital expenditures	(24,000)		(25,000)		(92,250)
Distributable cash flow	$83,000		$87,000		$368,750

Distributable cash flow per unit (7)	$0.72		$0.76		$3.21
Distribution per unit (7) (8)	$0.63		$0.63		$2.52
Distribution coverage ratio (7) (8)	1.15	x	1.20	x	1.27	x

Weighted Average NYMEX Differentials:
Gas (MMBtu) (9)	$(1.40)	-	$(1.00)	$(1.35)	-	$(0.95)	$(1.35)	-	$(0.95)
Oil (Bbl)	$(10.00)	-	$(8.00)	$(10.00)	-	$(8.00)	$(10.00)	-	$(7.00)
NGL realization on crude oil price (%)	60%	-	65%	60%	-	65%	65%

Unhedged Commodity Price Assumptions:	July	August	September	Q3 Average	Q4 Average
Gas (MMBtu)	$13.11	$9.22	$9.00	$10.44	$9.00
Oil (Bbl)	$133.48	$120.00	$120.00	$124.49	$120.00

Notes to Guidance Table:
(1)
For accounting reporting requirements, Linn Energy will present Appalachian Basin operations in discontinued operations for the entire fiscal year 2008.  Accordingly, guidance for FY 2008E excludes first quarter results from the Appalachian Basin and reflects the Company’s historical and projected results on a continuing operations basis. The following items for FY 2008E guidance have been adjusted to remove effects of Appalachian Basin operations for the full year: production, other revenues, operating expenses, general and administrative expenses, adjusted EBITDA, interest expense, maintenance capital expenditures, distributable cash flow and commodity pricing differentials.

Schedule 7
Linn Energy, LLC
Guidance Table (Continuing Operations) - Continued

(2)	Includes other revenues and margin on natural gas marketing activities.

(3)	Includes accretion of asset retirement obligation, which represents a non-cash charge.

(4)	Excludes unit-based compensation, which represents a non-cash charge based on equity-related compensation.

(5)
Includes effects of the Company’s hedge positions, cash flow adjustments from acquisition and divestiture activities and other expenses.  Guidance includes cash losses on interest rate hedges of approximately $2 million in Q3 and Q4 2008E and approximately $10 million in FY 2008E.  Guidance for Q3 2008E has also been adjusted for the pending Verden sale, which is expected to close during the quarter, to reflect a reduction of approximately $5.3 million.

(6)	Includes accrued interest expense on the Company’s outstanding senior notes.

(7)	Assumes 115 million units outstanding.

(8)	Based on current quarterly distribution of $0.63 per unit, or $2.52 per unit on an annualized basis.

(9)	Includes effects of basis swaps associated with gas production in the Mid-Continent.

Schedule 8
Linn Energy, LLC
Guidance Table – Commodity Hedge Summary

Q3 2008E	Q4 2008E	FY 2008E

Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	10,176	9,936	38,256
Average Price ($/MMBtu)	$8.67	$8.68	$8.61
Puts:
Hedged Volume (MMMBtu)	1,766	1,766	8,621
Average Price ($/MMBtu)	$8.07	$8.07	$8.20
PEPL Puts: (1)
Hedged Volume (MMMBtu)	964	964	3,854
Average Price ($/MMBtu)	$7.85	$7.85	$7.85
Total:
Hedged Volume (MMMBtu)	12,906	12,666	50,731
Average Price ($/MMBtu)	$8.53	$8.53	$8.48

Oil Positions:
Fixed Price Swaps:
Hedged Volume (MBbls)	688	688	2,621
Average Price ($/Bbl)	$82.11	$82.11	$81.49
Puts: (2)
Hedged Volume (MBbls)	467	467	1,826
Average Price ($/Bbl)	$73.34	$73.34	$72.90
Total:
Hedged Volume (MBbls)	1,155	1,155	4,447
Average Price ($/Bbl)	$78.57	$78.57	$77.96

Gas Basis Differential Positions:
PEPL Basis Swaps: (3)
Hedged Volume (MMMBtu)	9,037	9,037	36,146
Hedged Differential ($/MMBtu)	$(0.95)	$(0.95)	$(0.95)

Notes to Hedge Summary:

Includes positions covering production for all months within periods specified.

(1)	Settle on the PEPL spot price of gas to hedge basis differential associated with gas production in the Mid-Continent region.

(2)	The Company uses oil puts to hedge oil production and NGL revenues.

(3)	Represents a swap of the basis between NYMEX and the PEPL spot price of gas of $(0.95) per MMBtu for the volumes hedged.

Schedule 9
Linn Energy, LLC
Commodity Hedge Portfolio

The following table shows the Company’s annual commodity derivative positions, at August 1, 2008, for each of the years ending December 31, 2008 through December 31, 2014.

	Year 2008	Year 2009	Year 2010	Year 2011	Year 2012	Year 2013	Year 2014
Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	38,256	39,586	39,566	31,901	29,662	—	—
Average Price ($/MMBtu)	$8.61	$8.53	$8.20	$8.27	$8.46	$—	$—
Puts:
Hedged Volume (MMMBtu)	8,621	6,960	6,960	6,960	—	—	—
Average Price ($/MMBtu)	$8.20	$7.50	$7.50	$7.50	$—	$—	$—
PEPL Puts: (1)
Hedged Volume (MMMBtu)	3,854	5,334	10,634	13,259	5,934	—	—
Average Price ($/MMBtu)	$7.85	$7.85	$7.85	$7.85	$7.85	$—	$—
Total:
Hedged Volume (MMMBtu)	50,731	51,880	57,160	52,120	35,596	—	—
Average Price ($/MMBtu)	$8.48	$8.32	$8.05	$8.06	$8.36	$—	$—

Oil Positions:
Fixed Price Swaps:
Hedged Volume (MBbls)	2,621	2,437	2,150	2,073	2,025	2,275	2,200
Average Price ($/Bbl)	$81.49	$90.00	$90.00	$84.22	$84.22	$84.22	$84.22
Puts: (2)
Hedged Volume (MBbls)	1,826	1,843	2,250	2,352	500	—	—
Average Price ($/Bbl)	$72.90	$120.00	$110.00	$69.11	$77.73	$—	$—
Collars:
Hedged Volume (MBbls)	—	250	250	276	348	—	—
Average Floor Price ($/Bbl)	$—	$90.00	$90.00	$90.00	$90.00	$—	$—
Average Ceiling Price ($/Bbl)	$—	$114.25	$112.00	$112.25	$112.35	$—	$—
Total:
Hedged Volume (MBbls)	4,447	4,530	4,650	4,701	2,873	2,275	2,200
Average Price ($/Bbl)	$77.96	$102.21	$99.68	$77.00	$83.79	$84.22	$84.22

Gas Basis Differential Positions:
PEPL Basis Swaps: (3)
Hedged Volume (MMMBtu)	36,146	34,666	29,366	26,741	34,066	—	—
Hedged Differential ($/MMBtu)	$(0.95)	$(0.95)	$(0.95)	$(0.95)	$(0.95)	$—	$—

Notes to Hedge Portfolio:

(1)	Settle on the PEPL spot price of gas to hedge basis differential associated with gas production in the Mid-Continent region.

(2)	The Company uses oil puts to hedge oil production and NGL revenues.

(3)	Represents a swap of the basis between NYMEX and the PEPL spot price of gas of $(0.95) per MMBtu for the volumes hedged.

Schedule 10
Linn Energy, LLC
Summary Historical and Projected 2008 Quarterly Results (Continuing Operations)

	Historical				Projected (Guidance Mid-Points)
	Q1 (1)		Q2 (1)		Q3E		Q4E		FY 2008E (1)
Net Production and Other Revenues:
Gas (MMcf/d)	122		131		140		139		133
Oil (Bbls/d)	7,815		9,340		9,360		9,575		9,015
NGL (Bbls/d)	4,365		6,155		4,005		4,420		4,730
Total (MMcfe/d)	196		224		220		223		215

Other revenues, net (in thousands) (2)	$878		$975		$875		$875		$3,500

Costs (in thousands):
LOE and other (3)	$23,299		$29,321		$29,250		$30,000		$112,000
Production and ad valorem taxes	12,822		17,320		17,500		16,500		64,000
Total operating expenses	$36,121		$46,641		$46,750		$46,500		$176,000

General and administrative expenses – non-GAAP (4)	$15,646		$14,324		$15,000		$16,000		$61,000

Depreciation, depletion and amortization	$44,081		$50,402		$53,000		$53,750		$201,000

Costs per Mcfe:
LOE and other (3)	$1.31		$1.44		$1.45		$1.46		$1.42
Production and ad valorem taxes	0.72		0.85		0.87		0.80		0.81
Total operating expenses	$2.03		$2.29		$2.32		$2.26		$2.23

General and administrative expenses – non-GAAP (4)	$0.88		$0.70		$0.74		$0.78		$0.77

Depreciation, depletion and amortization	$2.48		$2.48		$2.62		$2.62		$2.55

Targets (in thousands):
Adjusted EBITDA (5)	$127,323		$162,082		$131,500		$136,500		$557,500
Interest expense, cash (6)	(23,354)		(24,054)		(24,500)		(24,500)		(96,500)
Maintenance capital expenditures	(19,250)		(24,000)		(24,000)		(25,000)		(92,250)
Distributable cash flow	$84,719		$114,028		$83,000		$87,000		$368,750

Distributable cash flow per unit (7)	$0.74		$0.99		$0.72		$0.76		$3.21
Distribution per unit (7) (8)	$0.63		$0.63		$0.63		$0.63		$2.52
Distribution coverage ratio (7) (8)	1.17	x	1.57	x	1.15	x	1.20	x	1.27	x

Notes to Quarterly Summary:
(1)
For accounting reporting requirements, Linn Energy will present Appalachian Basin operations in discontinued operations for the entire fiscal year 2008.  Accordingly, guidance for FY 2008E excludes first quarter results from the Appalachian Basin and reflects the Company’s historical and projected results on a continuing operations basis.  The following items for FY 2008E guidance have been adjusted to remove effects of Appalachian Basin operations for the full year: production, other revenues, operating expenses, general and administrative expenses, adjusted EBITDA, interest expense, maintenance capital expenditures, distributable cash flow and commodity pricing differentials.

(2)	Includes other revenues and margin on natural gas marketing activities.

(3)	Includes accretion of asset retirement obligation, which represents a non-cash charge.

(4)
Excludes unit-based compensation, which represents a non-cash charge based on equity-related compensation.  Such expenses were approximately $3.8 million and $3.6 million for the three months ended June 30 and March 31, 2008, respectively.

Schedule 10
Linn Energy, LLC
Summary Historical and Projected 2008 Quarterly Results (Continuing Operations) - Continued

(5)
Includes effects of the Company’s hedge positions, cash flow adjustments from acquisition and divestiture activities and other expenses.  Guidance includes cash losses on interest rate hedges of approximately $2 million in Q3 and Q4 2008E and approximately $10 million in FY 2008E.  Guidance for Q3 2008E has also been adjusted for the pending Verden sale, which is expected to close during the quarter, to reflect a reduction of approximately $5.3 million.

(6)	Represents cash interest expense for historical periods and includes accrued interest expense on the Company’s outstanding senior notes for future periods.

(7)	Assumes 115 million units outstanding.

(8)	Based on current quarterly distribution of $0.63 per unit, or $2.52 per unit on an annualized basis.